Exhibit 99.B(6)(b)

SCHEDULE A
TO THE
INVESTMENT ADVISORY AGREEMENT
BETWEEN
SEI EXCHANGE TRADED FUNDS
AND
SEI INVESTMENTS MANAGEMENT CORPORATION
AS OF MARCH 30, 2022 AS AMENDED JULY 31, 2024 AND JUNE 1, 2025

SEI Enhanced U.S. Large Cap Quality Factor ETF
SEI Enhanced U.S. Large Cap Momentum Factor ETF
SEI Enhanced U.S. Large Cap Value Factor ETF
SEI Enhanced Low Volatility U.S. Large Cap ETF
SEI Select Small Cap ETF
SEI Select International Equity ETF
SEI Select Emerging Markets Equity ETF
SEI Liquid Alternative ETF

SCHEDULE B
TO THE
INVESTMENT ADVISORY AGREEMENT
BETWEEN
SEI EXCHANGE TRADED FUNDS
AND
SEI INVESTMENTS MANAGEMENT CORPORATION
AS OF MARCH 30, 2022 AS AMENDED JULY 31, 2024 AND JUNE 1, 2025

Pursuant to Article 4, the Trust shall pay the Adviser compensation at an annual rate as follows:

SEI Enhanced U.S. Large Cap Quality Factor ETF	0.15%
SEI Enhanced U.S. Large Cap Momentum Factor ETF	0.15%
SEI Enhanced U.S. Large Cap Value Factor ETF	0.15%
SEI Enhanced Low Volatility U.S. Large Cap ETF	0.15%
SEI Select Small Cap ETF	0.55%
SEI Select International Equity ETF	0.50%
SEI Select Emerging Markets Equity ETF	0.60%
SEI Liquid Alternative Fund	0.80%

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

SEI EXCHANGE TRADED FUNDS		SEI INVESTMENTS MANAGEMENT CORPORATION
By:	/s/ Stephen MacRae	By:	/s/ James Smigiel
Name:	Stephen MacRae	Name:	James Smigiel

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